EXHIBIT 99.1
                                                                    NEWS RELEASE

For:              Global Outdoors, Inc.
                  43445 Business Park Drive, Suite 113
                  Temecula, CA  92590

Contact: Perry T. Massie, President and Chief Executive Officer Rick Dickson, Chief Financial Officer
                  909.699.4749

                  Cecilia A. Wilkinson/Angie Yang
                  PondelWilkinson MS&L
                  Corporate & Investor Relations
                  323.866.6060
                  investor@pondel.com
                  -------------------


          GLOBAL OUTDOORS IMPROVES EPS BY 129% ON 63% REVENUE INCREASE
                             FOR 2003 FIRST QUARTER

      -- RESULTS REFLECT STRENGTH OF MAJORITY-OWNED THE OUTDOOR CHANNEL --

         TEMECULA, CALIFORNIA - MAY 12, 2003 - Global Outdoors, Inc. (OTC: GLRS) today announced double-digit growth in revenues, income from operations and net income for its first quarter ended March 31, 2003, principally reflecting ongoing momentum at The Outdoor Channel, the company's majority-owned national cable TV network.

         For the 2003 first quarter, total revenues increased 63 percent to $7.4 million from $4.6 million in the prior-year first quarter. The success of The Outdoor Channel continued to fuel significant growth in advertising revenues and subscriber fees, up 68 percent and 89 percent, respectively.

         Income from operations for the current quarter rose 83 percent to $1.9 million from $1.0 million, and the operating profit margin expanded to 25 percent from 22 percent a year earlier.

         The company's net income applicable to common stock more than doubled to $921,000, or $0.16 per diluted share, from $418,000, or $0.07 per diluted share, in the first quarter of 2002.

         Net cash provided by operating activities totaled $1.6 million, up from $968,000 in the first quarter a year ago.

         "The dedication and hard work of The Outdoor Channel's senior management team is the driving force behind our record first quarter performance," said Perry T. Massie, president and chief executive officer of Global Outdoors. "We have significantly expanded the distribution of our cable and direct broadcast satellite network. As of May 2003, The Outdoor Channel was available to more than 57 million homes across the country and increased its subscriber base to more than 22.7 million, as estimated by Nielsen Media Research. Our advertising revenues have also benefited from our enhanced marketing efforts to gain greater recognition with major advertising agencies and national consumer products companies for the impressive male viewership offered by The Outdoor Channel."


                                     (more)
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Global Outdoors, Inc.
2-2-2

         The 2003 first quarter's results contributed to the strength of the company's balance sheet. At March 31, 2003, cash and cash equivalents stood at $3.9 million and working capital grew to $5.7 million from $4.8 million at the end of 2002. Total stockholders' equity rose to $7.3 million, up 18 percent from $6.2 million at December 31, 2002.

ABOUT GLOBAL OUTDOORS, INC.
---------------------------

         Global Outdoors is the principal owner of The Outdoor Channel, a national television network, dedicated to providing the best in traditional outdoor programming to America's sixty million anglers and hunters. The Outdoor Channel features more than 100 weekly hunting and fishing series, in addition to rodeo, off roading, recreational gold prospecting and country music programs. As of May 2003, according to Nielsen Media Research, The Outdoor Channel's Universe grew to 22.7 million homes through a combination of cable and satellite dish subscribers. The company also owns and operates related businesses, which serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts. These related businesses include, Lost Dutchman's Mining Association (LDMA-AU Inc.), Gold Prospectors' Association of America Inc. (GPAA), and the Trips and Outings Division.

SAFE HARBOR STATEMENT
---------------------

         Certain statements in this news release that relate to financial results, projections, future plans, events, or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve significant risks and uncertainties, including, but not limited to, the following: competition, promotional costs, risk of declining advertising and subscriber revenues, decline in subscriber base and risk of primary satellite failure. The company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the company's Form 10-KSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements. Refer to the company's Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission for more information, as well as, other filings including the company's Form 10-QSB quarterly reports.



                                      # # #


                                 (TABLES FOLLOW)

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

                                         GLOBAL OUTDOORS, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                                   THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                       ---------------------------------------------
                                                                              2003                      2002
                                                                       ------------------        -------------------
                                                                                        (unaudited)
Revenues
     Advertising                                                       $       3,782,187         $        2,256,686
     Subscriber fees                                                           2,501,279                  1,323,646
     Membership services                                                       1,080,317                    893,841
     Trips and outings                                                            20,723                     30,820
     Other Income                                                                 59,185                     49,717
                                                                       ------------------        -------------------

         Total revenues                                                        7,443,691                  4,554,710
                                                                       ------------------        -------------------

Expenses:
     Satellite transmission fees                                                 597,189                    571,465
     Advertising and programming                                               1,033,049                    594,547
     Trips and outings                                                            24,028                     20,100
     Selling, general and administrative                                       3,934,292                  2,352,918
                                                                       ------------------        -------------------

         Total expenses                                                        5,588,558                  3,539,030
                                                                       ------------------        -------------------


Income from operations                                                         1,855,133                  1,015,680

Other income (expense):
     Interest expense                                                            (17,772)                   (20,894)
     Interest income                                                              17,888                     16,199
                                                                       ------------------        -------------------

Income before provision for
   income taxes and minority interest                                          1,855,249                  1,010,985

Provision for income taxes                                                       733,625                    395,230

Income before minority interest                                                1,121,624                    615,755

Minority interest in net income of
   consolidated subsidiary                                                       200,749                    107,818
                                                                       ------------------        -------------------

Net income                                                                       920,875                    507,937

Preferred stock dividend                                                              --                    (90,038)
                                                                       ------------------        -------------------

Net income applicable to common stock                                  $         920,875         $          417,899
                                                                       ==================        ===================


Earnings per common share:
   Basic                                                               $           0.17          $             0.08
                                                                       ==================        ===================

   Diluted                                                             $            0.16         $             0.07
                                                                       ==================        ===================


Weighted average number of common shares outstanding:
   Basic                                                                       5,304,640                  5,236,692
                                                                       ==================        ===================

   Diluted                                                                     5,872,359                  5,844,325
                                                                       ==================        ===================
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


                                     GLOBAL OUTDOORS, INC AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEET HIGHLIGHTS


                                                               MARCH 31,              DECEMBER 31,
                                                                 2003                     2002
                                                          -----------------         -----------------
                                                             (unaudited)
ASSETS
Cash and cash equivalents                                 $       3,925,122         $       3,247,740
Accounts receivable, net                                          3,152,126                 2,473,486
Total current assets                                              7,786,819                 6,541,009
Property, plant and equipment, net                                4,790,301                 4,226,662
Total assets                                                     13,480,894                11,830,003

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                                 $       2,086,674         $       1,736,418
Total liabilities                                                 4,764,601                 4,405,358
Minority interest in subsidiary                                   1,463,438                 1,262,689
Total stockholders' equity                                        7,252,855                 6,161,956
Total liabilities and stockholders' equity                       13,480,894                11,830,003
